                                 EXHIBIT N-16

       Market Shares for Combined Gas and Electric Companies in Illinois
                          Companies Sorted by Revenue

                                         Revenue               Share of     Cumulative
Holding Company                      (millions of $)   Rank      Total         Share
---------------------------------------------------------------------------------------
Ameren Corp.                               3,403        1        56.5%         56.5%
Illinova Corp.                             2,069        2        34.3%         90.8%
Cilcorp, Inc.                                541        3         9.0%         99.8%
Mount Carmel Public Utility Co.               12        4         0.2%        100.0%

Total                                      6,025

                                 EXHIBIT N-16

       Market Shares for Combined Gas and Electric Companies in Illinois
                          Companies Sorted by Assets

                                         Assets                 Share of    Cumulative
Holding Company                     (millions of $)    Rank      Total        Share
----------------------------------------------------------------------------------------
Ameren Corp.                               9,225        1        49.9%         49.9%
Illinova Corp.                             7,803        2        42.2%         92.1%
Cilcorp, Inc.                              1,452        3         7.8%         99.9%
Mount Carmel Public Utility Co.               17        4         0.1%        100.0%

Total                                     18,497

                                 EXHIBIT N-16

       Market Shares for Combined Gas and Electric Companies in Illinois
                    Companies Sorted by Number of Customers

                                        Customers             Share of     Cumulative
Holding Company                        (thousands)   Rank      Total         Share
-----------------------------------------------------------------------------------------
Ameren Corp.                              1,803       1         56.8%        56.8%
Illinova Corp.                              968       2         30.5%        87.2%
Cilcorp, Inc.                               396       3         12.5%        99.7%
Mount Carmel Public Utility Co.               9       4          0.3%       100.0%

Total                                     3,176